UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: September 13, 2016

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2016, the Registrant announced that Mark Erceg will become its next executive vice president and chief financial officer, effective October 18, 2016. Prior to joining the Registrant, Mr. Erceg, 47, held the role of executive vice president and chief financial officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and for Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

Tiffany and Company, a direct wholly owned subsidiary of the Registrant, has agreed to provide Mr. Erceg with a base salary of $850,000 and a one-time payment of up to $1,500,000, as well as equity and cash incentive awards as awarded by the Compensation Committee of the Registrant’s Board of Directors.

A copy of the press release announcing Mr. Erceg’s appointment is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits
(d)     Exhibits
99.1    News Release dated September 13, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: September 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated September 13, 2016.